Exhibit 3.5

                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                                       OF
                       POINT GROUP HOLDINGS, INCORPORATED

I, John Fleming, certify that:

     1. The original articles of incorporation of the Company were filed with the Office of the Secretary of State on December 19, 2001.

     2. Pursuant to a unanimous written consent of the board of directors of the Company, the Company hereby adopts the following amendments to the Articles of Incorporation of this Company:

     Article 1 is amended to read as follows:

          Name of corporation is GameZnFlix, Inc.

     3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment by written consent is:
246,222,800.


Dated: January 26, 2004.                     /s/  John Fleming
                                             -----------------------------------
                                             John Fleming, President